PFF BANCORP, INC. REPORTS 16 PERCENT INCREASE IN
EARNINGS PER SHARE

Pomona, Calif. -- July 17, 2003 -- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank") today reported a 16 percent increase in earnings per diluted share ("EPS") for the quarter ended June 30, 2003.  EPS increased to $0.79 for the current quarter from $0.68 for the comparable period of 2002.

Net earnings rose $479,000 to $9.3 million for the quarter ended June 30, 2003, from $8.9 million for the comparable period of 2002.

The growth in net earnings reflects a $1.8 million increase in net interest income from $28.2 million for the quarter ended June 30, 2002 to $30.0 million for the current quarter.  Net interest spread increased to 3.78% for the current quarter from 3.75% for the previous quarter and 3.56% for the quarter ended June 30, 2002.  The three basis point sequential quarter expansion in net interest spread was attributable to a 27 basis point decrease in average cost of interest-bearing liabilities partially offset by a 24 basis point decrease in average yield on interest-earning assets.  Despite a very challenging interest rate environment for the banking industry, the Company has continued to achieve upward net interest spread momentum through its successful transition to a higher margin business model.  This success is reflected by the following:

  Passbook, money market, NOW and other demand accounts ("core deposits") increased $39.3 million during the quarter to $1.44 billion or 62 percent of total deposits.  One year ago core deposits were $1.20 billion or 55 percent of total deposits.

Larry M. Rinehart, President and CEO commented, "Without question, along with the entire banking industry, a portion of our deposit growth is attributable to the volatility of the equity markets.  However, there is also little doubt that the strong market penetration and brand recognition that we have achieved are equally significant contributors to the Bank's sustained pattern of deposit growth."

  The aggregate balance of construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $29.0 million during the quarter to $1.28 billion or 48 percent of loans receivable, net.  One year ago the Four-Cs were $1.08 billion or 43 percent of loans receivable, net.

The prepayment driven accelerated amortization of premiums on collateralized mortgage obligations ("CMOs") that has adversely impacted earnings over the past several quarters, will not be a factor in future quarters.  At June 30, 2003, the Company's investment in CMOs totals $825,000, including $34,000 of unamortized premium.  For the quarter ended June 30, 2003, CMO premium amortization was $334,000.  CMO premium amortization reduced average yield on interest-earning assets by five basis points during the current quarter, compared to nine and zero basis points for the quarters ended March 31, 2003, and June 30, 2002, respectively.

Non-interest income increased $1.3 million between the quarters ended June 30, 2002, and 2003 to $5.6 million.  Reflecting the Bank's sustained trend of strong growth in core deposits, deposit and related fees rose from $2.7 million for the quarter ended June 30, 2002, to $2.8 million for the current quarter.  A 48 percent increase in loan principal paydowns from $388.7 million for the quarter ended June 30, 2002, to $573.7 million for the current quarter contributed to an increase in loan and servicing fees from $1.1 million for the quarter ended June 30, 2002, to $1.6 million for the current quarter.  The Company liquidated its portfolio of trading securities during the quarter ended March 31, 2003.  As a result, there was no trading gain or loss during the current quarter compared to a $209,000 loss on trading securities, net for the quarter ended June 30, 2002.  The Company's policy of minimizing long-term interest rate risk exposure by selling virtually all of the 15 and 30 year fixed rate mortgages it originates resulted in a $375,000 gain on sale of loans, net for the current quarter compared to $51,000 for the quarter ended June 30, 2002.

General and administrative expense increased $2.4 million between the quarters ended June 30, 2002 and 2003.  $1.0 million of the increase in general and administrative expense was in the area of compensation and benefits as the Company has continued to hire experienced banking and investment advisory personnel to support its community banking operations and, through Glencrest Investment Advisors, Inc., wealth management activities.  The addition of two new branches during the second quarter of fiscal 2003 also contributed to the increase in general and administrative expenses.

Non-accrual loans increased to $22.3 million or 0.71 percent of gross loans at June 30, 2003, from $18.6 million or 0.59 percent of gross loans at March 31, 2003.  The increase in non-accrual loans was attributable to $5.5 million of tract construction loans on a residential subdivision located in La Quinta, California.  The loans are secured by five single-family homes (of ten originally constructed in the first phase) and 26 finished lots for the future construction of homes.  Due to the lack of absorption in the project, the third-party equity provider has taken over day-to-day operations of the project, and has arranged for the bulk sale of the 26 lots on which escrow is scheduled to close in early August 2003.  Proceeds from the sale of the lots will reduce the Bank's outstanding loans to $2.1 million on the remaining five homes, and will include the collection of all accrued but unpaid interest on the loans.  Other developments with respect to problem credits during the current quarter were as follows:

  The lead lender on the Bank's two commercial aircraft leases totaling $3.2 million repurchased the Bank's interests in the leases for $2.9 million.  The Bank charged-off the $319,000 difference between the repurchase price and its investment in the leases; and

  The Bank charged off the $2.1 million difference between the estimated realizable value of jewelry inventory repossessed by the Bank and the $2.7 million commercial business loan to the chain of jewelry stores that has been discussed in previous quarters' earnings releases as well as the Company's March 31, 2003 Form 10-K.

In determining the adequacy of the allowance for loan and lease losses at March 31, 2003, the Company had anticipated and fully provided for the losses represented by the charge-offs noted above.  At June 30, 2003, the allowance for loan losses was $29.2 million or 0.93 percent of gross loans and 131 percent of non-accrual loans compared to $31.1 million or 0.99 percent of gross loans and 168 percent of non-accrual loans at March 31, 2003.  The Company recorded a $660,000 provision for loan losses for the quarter ended June 30, 2003, compared to $1.0 million for the quarter ended June 30, 2002.

On May 28, 2003, the Company's Board of Directors declared a quarterly cash dividend of $0.10 per share payable June 27, 2003, to shareholders of record June 13, 2003.  The Company repurchased 16,500 shares of its common stock at a weighted average price of $33.96 per share during the current quarter.  As of June 30, 2003, 565,200 shares remain under a 600,000-share repurchase authorization adopted by the Company's Board of Directors on March 26, 2003.

Commenting on the Company's earnings guidance for fiscal 2004, Rinehart added, " The strength of our retail deposit franchise has enabled us to lower our funding costs commensurate with the rate at which asset yields have been coming down.  However, with our deposit costs well below 2%, it's becoming increasingly difficult for us to continue to achieve funding cost reductions of the magnitude we've seen over the past several quarters.  As a result, we are maintaining our fiscal 2004 EPS guidance of $3.15 based on our outlook for a relatively stable spread during the September quarter followed by the potential for slight spread compression during the second half of the fiscal year."

At June 30, 2003, the Company was conducting its business through 26 full-service banking branches, a registered investment advisor office, two trust offices, a Southern California regional loan center and two loan origination offices in Northern California.

The Company will host a conference call at 8:30 A.M. PDT on Friday July 18, 2003, to discuss its financial results. The conference call can be accessed by dialing 1-800-340-5258 and referencing conference I.D. 1341983. An audio replay of this conference call will be available through July 31, 2003, by dialing 1-800-642-1687 and referencing the conference I.D. above.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives. These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

Contact Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	March 31,
	2003	2003

ASSETS
Cash and cash equivalents	$ 40,513	$ 50,323
Loans held for sale at lower of cost or fair value	1,578	3,327
Investment securities held-to-maturity (estimated fair value of
$6,043 at June 30, 2003, and $5,957 at March 31, 2003)	5,750	5,753
Investment securities available-for-sale, at fair value	61,794	94,094
Mortgage-backed securities available-for-sale, at fair value	235,608	215,266
Collateralized mortgage obligations available-for-sale, at fair value	825	15,200
Loans receivable, net	2,686,548	2,688,950
Federal Home Loan Bank (FHLB) stock, at cost	26,924	26,610
Accrued interest receivable	13,234	14,162
Assets acquired through foreclosure, net	709	75
Property and equipment, net	23,500	23,325
Prepaid expenses and other assets	17,906	16,939
Total assets	$ 3,114,889	$ 3,154,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 2,341,876	$ 2,326,108
FHLB advances and other borrowings	443,000	485,385
Accrued expenses and other liabilities	43,887	69,399
Total liabilities	2,828,763	2,880,892
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000
shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000
shares; issued 21,004,062 and 20,936,555; outstanding
11,820,795 and 11,769,788 at June 30, 2003,
and March 31, 2003, respectively	209	208
Additional paid-in-capital	134,332	131,770
Retained earnings, substantially restricted	158,077	150,282
Unearned stock-based compensation	(3,552)	(3,996)
Treasury stock (9,183,267 and 9,166,767 at June 30, 2003,
and March 31, 2003, respectively)	(92)	(92)
Accumulated other comprehensive losses	(2,848)	(5,040)
Total stockholders' equity	286,126	273,132
Total liabilities and stockholders' equity	$ 3,114,889	$ 3,154,024

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended
	June 30,
	2003	2002

Interest income:
Loans receivable	$ 41,090	$ 43,486
Mortgage-backed securities	1,932	2,604
Collateralized mortgage obligations	(294)	490
Investment securities and deposits	1,076	2,043
Total interest income	43,804	48,623
Interest expense:
Deposits	10,291	14,751
Borrowings	3,465	5,629
Total interest expense	13,756	20,380
Net interest income	30,048	28,243
Provision for credit losses	660	1,000
Net interest income after provision for credit losses	29,388	27,243

Non-interest income:
Deposit and related fees	2,831	2,726
Loan and servicing fees	1,593	1,141
Trust fees	557	549
Gain on sale of loans, net	375	51
Gain on sale of securities, net	117	15
Gain (loss) on trading securities, net	-	(209)
Other non-interest income	134	39
Total non-interest income	5,607	4,312

Non-interest expense:
General and administrative:
Compensation and benefits	10,673	9,663
Occupancy and equipment	3,059	2,855
Marketing and professional services	2,088	1,538
Other non-interest expense	3,015	2,419
Total general and administrative	18,835	16,475
Foreclosed real estate operations, net	(1)	(105)
Total non-interest expense	18,834	16,370
Earnings before income taxes	16,161	15,185
Income taxes	6,829	6,332
Net earnings	$ 9,332	$ 8,853

Basic earnings per share	$ 0.83	$ 0.70
Weighted average shares outstanding for basic
earnings per share calculation	11,300,157	12,600,125

Diluted earnings per share	$ 0.79	$ 0.68
Weighted average shares outstanding for diluted
earnings per share calculation	11,787,238	13,046,236

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended
	June 30,
	2003	2002
Performance Ratios
Return on average assets (1)	1.19%	1.18%
Return on average stockholders' equity (1)	13.23%	12.01%
General and administrative expense to average assets (1)	2.40%	2.19%
Efficiency ratio (3)	52.83%	50.61%
Average interest-earning assets to average interest-
bearing liabilities	108.74%	109.62%

Yields and Costs
Net interest spread	3.78%	3.56%
Effective interest spread (1) (2)	3.94%	3.82%
Average yield on interest-earning assets	5.74%	6.59%
Average cost of interest-bearing liabilities	1.96%	3.03%
Average yield on loans receivable, net	6.12%	6.99%
Average yield on securities	3.17%	4.87%
Average cost of core deposits	1.07%	1.89%
Average cost of C.D.'s	2.85%	3.62%
Average cost of total deposits	1.76%	2.71%
Average cost of FHLB advances	2.98%	4.41%

Asset Quality
Net charge-offs	$ 2,558	$ 378
Net charge-offs to average loans receivable, net (1)	0.38%	0.06%

Average Balances
Average total assets	$ 3,138,525	$ 3,011,198
Average interest-earning assets	$ 3,053,404	$ 2,953,634
Average interest-bearing liabilities	$ 2,808,101	$ 2,694,502
Average loans receivable, net	$ 2,686,677	$ 2,491,000
Average securities	$ 301,735	$ 361,634
Average core deposits	$ 1,431,764	$ 1,148,353
Average C.D.'s	$ 909,602	$ 1,034,649
Average total deposits	$ 2,341,366	$ 2,183,002
Average FHLB advances	$ 466,735	$ 511,500
Average stockholders' equity	$ 282,117	$ 294,953

Loan Activity
Originations	$ 508,551	$ 393,656
Purchases	$ 93,262	$ 62,567
Principal repayments	$ 573,675	$ 388,688
Sales	$ 375	$ 51

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3)	Total general and administrative expense divided by net interest income plus core non-interest income.

	As of	As of
	June 30,	March 31,
	2003	2003
Asset Quality
Non-accrual loans	$ 22,340	$ 18,572
Non-accrual loans to gross loans	0.71%	0.59%
Non-performing assets to total assets (1)	0.74%	0.59%
Allowance for loan losses	$ 29,223	$ 31,121
Allowance for loan losses to non-accrual loans	130.81%	167.57%
Allowance for loan losses to gross loans	0.93%	0.99%

Capital
Stockholders' equity to assets ratio	9.19%	8.66%
Core capital ratio*	8.35%	8.17%
Risk-based capital ratio*	12.04%	11.85%
Shares outstanding at end of period	11,820,795	11,769,788
Book value per share outstanding	$ 24.21	$ 23.21
Tangible book value per share outstanding (2)	$ 24.10	$ 23.10

Loan and Deposit Balances
Construction loans (3)	$ 546,830	$ 543,085
Commercial business loans	$ 153,932	$ 149,232
Commercial real estate loans	$ 421,149	$ 396,765
Consumer loans	$ 156,830	$ 160,673
1-4 mortgage loans	$ 1,369,686	$ 1,403,279
Core deposits	$ 1,443,052	$ 1,403,739
C.D.'s	$ 898,824	$ 922,369

(1)	Non-performing assets consist of non-accrual loans and real estate acquired through foreclosure.
(2) Stated book value minus goodwill.
(3)	Net of undisbursed balances of $424,788 and $405,908 at June 30, 2003 and March 31, 2003, respectively.

* PFF Bank & Trust